EXHIBIT 99.1

CONTACT: JIM GALEESE
FOR IMMEDIATE RELEASE	(513) 793-3200
DATE: AUGUST 16, 2018

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS FOR THE FOURTH QUARTER AND FULL YEAR ENDED JUNE 30, 2018; DECLARES REGULAR CASH DIVIDEND

Cincinnati, OH; August 16, 2018 – LSI Industries Inc. (NASDAQ:  LYTS) today announced:

Fourth Quarter Operating Results:

•	Sales of $83.4 million, flat to fourth quarter 2017;
•	Adjusted Operating Income 3% above last year;
•	GAAP reported EPS $(0.10), includes $(0.12) related to non-GAAP adjustments, versus $0.03 in 2017
•	Declares regular dividend of $0.05

Full Year Operating Results:

•	Sales 3% above last year
•	Adjusted Operating Income 33% above prior year
•	Adjusted EPS $0.22 versus $0.19 for fiscal 2017
•	Positive Cash Flow generates further debt reduction

Net sales in the fourth quarter of fiscal 2018 were $83,409,000, flat compared to the $83,419,000 reported in the same period of the prior year.  Reported net income was a loss of $(2,664,000) compared to net income of $696,000 in the fourth quarter 2017.  Reported EPS of $(0.10) was below reported EPS of $0.03 for the fourth quarter of the prior year.  The business recorded a fourth quarter charge of $3,136,000 related to the CEO transition announced earlier in the quarter.  This charge impacts GAAP reported results and is excluded from adjusted results.  Adjusted operating income was $1,045,000 compared to $1,012,000 for the fourth quarter last year.  Adjusted EPS of $0.02 was flat with the fourth quarter prior year.

Fiscal year 2018 sales of $342,023,000 were 3% above prior year.  Adjusted operating income was $9,612,000 or 33% above prior year of $7,254,000.  Reported EPS for the year was a loss of $(0.76) compared to EPS of $0.12 in fiscal 2017.  Adjusted full year EPS was $0.22, an increase of $0.03 versus $0.19 in the prior year.  See reconciliation of net income and earnings per share in the Non-GAAP table below.

The business generated positive cash flow in the fourth quarter and for the full year 2018, serving to further reduce our debt level and maintain our strong financial position. The Board of Directors approved a regular cash dividend of $0.05 per share payable September 4, 2018 to shareholders of record on August 27, 2018.

Management Comments and Outlook

Ron Brown, CEO commented, "Our results in the fourth quarter were mixed.  While the Graphics business posted strong results, we continue to face challenges in the Lighting business.  During the quarter, we drove several improvement initiatives across the Company which will better position the business for growth in the coming quarters.  These actions generated some very positive developments, as well as addressed some of our continuing challenges.

"Our Graphics business delivered a solid quarter, generating sales growth of 33% versus last year, with operating income improving 86%.  More encouraging is that orders outpaced sales, and as a result, we are entering the first quarter of fiscal 2019 with an increased backlog.  Activity remains strong in the petroleum market, with increasing opportunities being realized at multiple accounts.  The deregulation of the Mexico petroleum industry generated incremental business in the fourth quarter, and our proven solutions with major oil companies positions us well for future opportunities in this region.

"Our digital signage business, branded SOAR, continues to generate strong interest.  We were recently selected by a national quick service restaurant (QSR) chain to be a significant supplier for a major image program as they implement digital technology across the brand.  We began shipping products for pilot locations late in the fourth quarter and are preparing to accelerate production as required by their renovation schedule.

"Lighting segment sales were 8% below prior year, with much of the shortfall occurring in the general commercial and industrial project (C&I) area.  We continue to evaluate the broad C&I market, focusing on applications which are growing and present the opportunity for LSI to provide specific solutions to customer needs.  LED sales now represent 93% of all lighting fixture sales at LSI.

"Petroleum, which is a key market in lighting where we hold a strong position, has also remained somewhat soft.  However, we are encouraged as customers continue to favorably adopt our new canopy fixture range.  This product line has recently been expanded to provide customers with the flexibility to choose feature sets that best meet their individual needs.  A similar scenario is occurring in the automotive market, where customer reaction to our new outdoor lighting line has been very favorable.  Ongoing training efforts highlighting the features and benefits of the new product line are leading to increased levels of inquiries and quotations.  The launch schedule for these new automotive products will continue through October, when the full product range will be available to the market.

"Other new product development activity remains strong, targeting growing applications including parking, renovation, and warehousing.  I would like to highlight our new "Excursion" parking garage fixture.  Soon after launch, we received a significant order which included our AirLink wireless control solution.  LSI was awarded the order not only because we provided the preferred solution, but also due to our ability to produce and ship on a short lead-time basis.  Our capability to engineer, produce, and ship customer-specified solutions with short lead-time requirements is an important element of our value equation. Going forward, we intend to promote this capability more effectively in the marketplace.

"Gross margin for the fourth quarter was 140 basis points below prior year, impacted primarily by volume/mix, and low margins on the initial pilot runs for several of our new products and solutions.  We expect these margins to improve as we shift out of the pilot phase to normal production.  Operating expenses decreased 140 basis points, offsetting the lower margin.

"Our sourcing team continues to alertly monitor tariff activity and supply availability.  The uncertainty regarding tariffs on Chinese imports is driving up demand as domestic manufacturers increase inventory levels of certain imported components.  This, along with strong global demand, is causing increased lead-times and shortages.  The steel and aluminum tariffs had limited impact to the business in the fourth quarter; however, we will realize some impact in Q1.  We have many cost saving initiatives in process to offset these commodity cost increases.  Our announced selling price increase on legacy and select LED products was effective with new mid-June quotations.  It remains premature to assess the level of price increase to be realized, and we expect that it will vary by product category."

Mr. Brown concluded, "As we move forward, LSI's structure is being aligned around our key markets and customers. This will enable the Company to better package our technology, products and services in a unique way to continue to provide our customers with innovative solutions.    We will work closely with customers and channel partners in these markets to better capture the outside-in view of their evolving needs.  I am confident that this approach will lead to superior solutions for our customers, and improved opportunities for profitable growth at LSI.  Our team is energized by this approach, and our organization and investment plans are being aligned accordingly."

Financial Highlights
	Three Months Ended June 30			Year Ended June 30
(In thousands, except per share data; unaudited)	2018	2017	% Change	2018	2017	% Change
Net Sales	$83,409	$83,419	nil	$342,023	$331,392	3%
Operating (Loss) Income as reported	$(2,128)	$499	n/m	$(21,652)	$3,609	n/m
Impairment of intangible asset	--	--	n/m	--	479	n/m
Goodwill Impairment	--	--	n/m	28,000	--	n/m
Acquisition deal costs	--	128	n/m	--	1608	n/m
Fair market value inventory write-up	--	--	n/m	--	155	n/m
Transition and re-alignment costs	3,136	--	n/m	3,136	--	n/m
Restructuring and plant closure costs	--	101	n/m	--	897	n/m
Severance costs	_ 37	284	(87)%	128	506	(75)%
Operating income (Loss) as adjusted	$1,045	$1,012	3%	$9,612	$7,254	33%

Net (Loss) Income as reported	$(2,664)	$696	n/m	$(19,541)	$3,000	n/m
Net Income as adjusted	$487	$519	(6)%	$5,714	$4,974	15%

(Loss) Earnings per share (diluted) as reported	$(0.10)	$0.03	n/m	$(0.76)	$0.12	n/m
Earnings per share (diluted) as adjusted	$0.02	$0.02	nil	$0.22	$0.19	16%

	6/30/18	6/30/17
Working Capital	$67,882	$61,704
Total Assets	$229,517	$256,680
Long-Term Debt	$45,360	$49,698
Shareholders' Equity	$139,251	$160,078

Fourth Quarter Fiscal 2018 Results

Net sales in the fourth quarter of fiscal 2018 were $83,409,000 compared to last year's fourth quarter net sales of $83,419,000.  Lighting Segment net sales of $61,457,000 were down 8.2% from last year's fourth quarter net sales and Graphics Segment net sales increased 33.4% to $21,952,000. The former Technology Segment net sales and operating results are now included in the Lighting Segment and prior year segment results have been revised accordingly. The Company recorded $3,136,000 of transition and re-alignment costs in the fourth quarter of fiscal 2018, mostly related to the departure of its Chief Executive Officer. The Company recorded other pre-tax severance costs of $37,000 and $284,000 in the fourth quarter of fiscal 2018 and 2017, respectively. The Company also recorded $128,000 of pre-tax acquisition deal costs in the fourth quarter of fiscal 2017 related to the acquisition of Atlas Lighting Products, Inc. Additionally, the Company recorded a net pre-tax restructuring cost of $101,000 (expensed in Cost of Products Sold) in the fourth quarter of fiscal 2017. The fiscal 2018 fourth quarter reported a net loss of $(2,664,000), or $(0.10 per share), compared to the fiscal 2017 fourth quarter net income of $696,000 or $0.03 per share.  Earnings per share represent diluted earnings per share.

Fiscal 2018 Results

Net sales in fiscal 2018 were $342,023,000, an increase of 3.2% as compared to last year's net sales of $331,392,000.  Lighting Segment net sales increased 0.6% to $260,613,000 and Graphics Segment net sales increased 12.5% to $81,410,000. The former Technology Segment net sales and operating results are now included in the Lighting Segment and prior year segment results have been revised accordingly. The Company recorded $3,136,000 of transition and re-alignment costs in fiscal 2018 mostly related to the departure of its Chief Executive Officer. The Company recorded other pre-tax severance costs of $128,000 and $506,000 in fiscal 2018 and 2017, respectively. The Company recorded a $479,000 pre-tax impairment of an intangible asset in the fourth quarter of fiscal 2017 and a pre-tax goodwill impairment in the Lighting Segment of $28,000,000 in the first quarter of fiscal 2018. The Company also recorded $1,608,000 of pre-tax acquisition deal costs and a fair market write-up of inventory of $155,000, in fiscal 2017 related to the acquisition of Atlas Lighting Products, Inc. Operating results of Atlas Lighting beginning February 21, 2017 are included in the Company's consolidated operating results in fiscal 2017. Also in fiscal 2017 the Company recorded a net pre-tax restructuring cost of $412,000 ($1,503,000 was expensed in Cost of Products Sold and a net gain of $1,091,000, primarily resulting from the gain on sale of a manufacturing facility, was recorded in Selling and Administrative expenses), and plant closure costs related to an inventory write-down of $485,000 as the Company exited the manufacturing of fluorescent lighting fixtures -- combining to a net total expense of $897,000. Fiscal year 2018 reported a net loss of $(19,541,000), or $(0.76 per share), compared to the fiscal 2017 net income of $3,000,000 or $0.12 per share. The fiscal 2018 net loss includes a one-time after-tax charge of $5.5 million related to the revaluation of the Company's deferred tax assets as a result of the lower tax rates included in the Tax Cuts and Jobs Act. Earnings per share represent diluted earnings per share.

Balance Sheet

The balance sheet at June 30, 2018 included current assets of $110.1 million, current liabilities of $42.2 million and working capital of $67.8 million, which includes cash of $3.2 million.  The current ratio was 2.6 to 1.  The Company has shareholders' equity of $139.5 million and $45.4 million of long-term debt on its balance sheet as of June 30, 2018.  With continued strong cash flow, a sound balance sheet, and $54.6 million available in its credit facility, LSI Industries believes its financial condition is sound and is capable of supporting the Company's planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share in connection with the fourth quarter of fiscal 2018 payable September 4, 2018 to shareholders of record as of the close of business on August 27, 2018.  The indicated annual cash dividend rate is $0.20 per share. The Board of Directors has adopted a policy regarding dividends which provides that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings both on a GAAP and Non-GAAP basis, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant by the Board.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income and earnings per share for the three and twelve month periods ended June 30, 2018 and 2017.  Adjusted net income and earnings per share, which exclude the impact of the impairment of an intangible asset and the impairment of goodwill, acquisition deal costs, fair market value inventory write-up, restructuring and plant closure costs, other severance costs, and transition and re-alignment costs  are non-GAAP financial measures.  We believe that these are useful as supplemental measures in assessing the operating performance of our business.  These measures are used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because we believe they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of these non-GAAP financial measures to the net income and earnings per share reported for the periods indicated.

	Fourth Quarter
(in thousands, except per share data; unaudited	FY 2018	Diluted EPS	FY 2017	Diluted EPS
Reconciliation of net (loss) income to adjusted net income:
Net (loss) income and earnings per share as reported	$(2,664)	$(0.10)	$696	$0.03
Adjustment for acquisition deal costs, inclusive of the income tax effect	--	--	73	--
Adjustment for restructuring and plant closure costs (income), inclusive of income tax effect	--	--	(433)	(0.02)
Adjustment for transition and re-alignment costs, inclusive of the income tax effect	2,261	0.09	--	--
Tax impact of from the reduction of the deferred tax assets	863	0.03	--	--
Adjustment for other severance costs, inclusive of the income tax effect	27	--	183	0.01
Adjusted net income and earnings per share	$487	$0.02	$519	$0.02

	Twelve Month Period
(in thousands, except per share data; unaudited	FY 2018	Diluted EPS	FY 2017	Diluted EPS
Reconciliation of net (loss) income to adjusted net income:
Net (loss) income and earnings per share as reported	$(19,541)	$(0.76)	$3,000	$0.12
Adjustment for impairment of intangible asset, inclusive of the income tax effect	--	--	335	0.01
Adjustment for goodwill impairment inclusive of the income tax effect	17,361	0.67	--	--
Adjustment for acquisition deal costs, inclusive of the income tax effect	--	--	1,103	0.04
Adjustment for fair market value inventory write-up, inclusive of the income tax effect	--	--	108	--
Adjustment for restructuring and plant closure costs, inclusive of the income tax effect	--	--	81	--
Adjustment for transition and re-alignment costs, inclusive of the income tax effect	2,261	0.09	--	--
Tax impact of from the reduction of the deferred tax assets	5,541	0.22	--	--
Adjustment for other severance costs, inclusive of the income tax effect	92	--	347	0.01
Adjusted net income and earnings per share	$5,714	$0.22	$4,974	$0.19

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, tax law changes, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees, unfavorable economic and market conditions, the impact of tariffs and trade wars, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

LSI Industries Inc. is a U.S.-based designer, manufacturer and marketer of lighting, graphics and technology solutions for both indoor and outdoor applications.  The Company is a leader in the primary markets it serves including petroleum, automotive, quick serve restaurants, grocery, banking, retail, renovation, parking and warehousing.  Products are marketed throughout North America by a network of independent sales representatives and distributors, as well as through national accounts.  LSI partners with its customers to provide a full range of design support, engineering, installation and project management services.  Headquartered in Blue Ash, Ohio, LSI currently employs over 1,200 employees and operates eight facilities throughout the U.S.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.  Additional information can be found on the Investor Relations page at www.lsi-industries.com.

For further information, contact Jim Galeese, Executive Vice President and Chief Financial Officer at (513) 793-3200.

Conference Call

As previously disclosed, Ron Brown, Chief Executive Officer, and Jim Galeese, Executive Vice President and Chief Financial Officer, will host a conference call later this morning at 10:00 a.m. EDT to discuss fourth quarter results along with an update on the status of current and future actions to strengthen the company. The call will contain forward looking statements and other material information.

Access to the live Webcast will be available via the Investor Relations page of the Company's website:

http://www.lsi-industries.com

A replay of the Webcast will be posted to the Investor Relations page of the Company's website shortly after the completion of the conference call, where it will be archived for three months.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

Condensed Consolidated Statements of Operations
(in thousands, except per share data; unaudited)
	Three Months Ended June 30		Twelve Months Ended June 30
	2018	2017	2018	2017
Net sales	$83,409	$83,419	$342,023	$331,392
Cost of products and services sold	63,103	62,135	252,789	248,012
Restructuring costs – cost of sales	--	48	--	1,503

Gross profit	20,306	21,236	89,234	81,877

Selling and administrative expenses	19,298	20,609	79,750	77,272
Goodwill Impairment	--	--	28,000	--
Impairment of an intangible asset	--	--	--	479
Acquisition deal costs	--	128	--	1,608
Transition and re-alignment expenses	3,136	--	3,136	--
Restructuring costs – SG&A expense	--	--	--	(1,091)
Operating (loss) income	(2,128)	499	(21,652)	3,609
Interest expense, net	460	400	1,680	529
(Loss) income before income taxes	(2,588)	99	(23,332)	3,080
Income tax expense (benefit)	76	(597)	(3,791)	80
Net (loss) income	$(2,664)	$696	$(19,541)	$3,000

(Loss) income per common share
Basic	$(0.10)	$0.03	$(0.76)	$0.12
Diluted	$(0.10)	$0.03	$(0.76)	$0.12
Weighted average common shares outstanding
Basic	25,959	25,705	25,866	25,436
Diluted	25,959	26,270	25,866	25,988

Condensed Consolidated Balance Sheets
(in thousands, unaudited)	June 30, 2018	June 30, 2017
Current Assets	$110,081	$107,129
Property, Plant and Equipment, net	43,703	47,354
Other Assets	75,733	102,197
	$229,517	$256,680

Current Liabilities	$42,199	$45,425
Long-Term Debt	45,360	49,698
Other Long-Term Liabilities	2,707	1,479
Shareholders' Equity	139,251	160,078
	$229,517	$256,680